UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

On November 1, 2019, Syros Pharmaceuticals, Inc. (the “Company”) entered into a Lease Termination Agreement (the “Agreement”) with 620 Memorial Leasehold LLC (the “Landlord”) with respect to that certain Indenture of Lease dated March 13, 2015 for premises consisting of approximately 21,465 rentable square feet of space of the building located at 620 Memorial Drive, Cambridge, Massachusetts (the “Lease”). Pursuant to the Agreement, the Lease will terminate on December 31, 2019 (the “Lease Termination Date”) rather than on October 31, 2020 as contemplated by the Lease. The Company will have no further rent obligations to the Landlord pursuant to the lease after the Lease Termination Date.

The Company previously reported on Form 8-K the entry by the Company into a Lease Agreement dated January 8, 2019 with DIV 35 CPD, LLC, as landlord, with respect to approximately 52,859 square feet of space in a building commonly known and numbered as 35 CambridgePark Drive in Cambridge, Massachusetts.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Lease Termination Agreement dated as of November 1, 2019 between Syros Pharmaceuticals, Inc. and 620 Memorial Leasehold LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: November 4, 2019	By:	/s/ Gerald E. Quirk
Gerald E. Quirk Chief Legal & Administrative Officer